                                                                    EXHIBIT 99.1

                                          [LETTERHEAD OF CB RICHARD ELLIS, INC.]

October 1998




TO OUR SHAREHOLDERS

As I'm certain you're painfully aware, the market pricing of CB Richard Ellis stock has been devastated over the last 90 days, declining more than 60%, and, based on consensus analysts' estimates, moving from an EPS multiple of approximately 16 to less than 8, with no Company-specific bad news. Although I would expect the analysts to lower their estimates due to the current turmoil in the capital markets and the resulting potential for temporarily reduced investment sales and mortgage origination activity -- and in the last few weeks we've seen some signs of delays and pricing concerns in these areas -- the probable multiple at our current stock value level will still be below 8, and we have a solid history of performance.

So what's wrong -- are there legitimate concerns about our business? I thought it important that I address these questions.

In visiting with people throughout the investment community, we hear several consistent themes about our Company --

   - the perception that the brokerage business is widely cyclical, and that investment sales will be dramatically impacted by the current capital markets crisis;
   - the perception that uncertainties in the CMBS markets will substantively slow activity levels;
   - a concern over the extent we've leveraged the Company in the course of completing the strategic acquisitions we've completed over the last 18 months;
   - the probability of a recession in 1999, and the possibilities of a liquidity crisis due to the weakening global economy.

Before I respond to the reality of these concerns in our view, I want to be sure you understand the fundamental strength of your Company. CB Richard Ellis leads the commercial real estate services industry by a fairly wide margin, and by almost any measure. The Company possesses the most powerful delivery platform ever put together in a commonly owned and managed structure. We are creating sustainable competitive advantage with this platform and the financial results confirm it. We'll generate $1 billion in revenues this year, and substantial profitability.

Although we haven't released third quarter results yet, we're comfortable that we will substantially exceed prior year results, and be close to consensus analysts' EBITDA estimates. However, in the last few weeks, it's become clear that the disruption in the capital markets will affect some investment sales transactions, and, therefore, impact fourth quarter results somewhat. We do not believe this is a long-term phenomenon, and as asset repricing takes effect, the markets should clear. There will probably be some sellers withdrawing properties from active sale consideration, but there will be activity since many sales are driven by rationale other than price, and in any event, the repricing will most likely not exceed 15-20%. Since the fourth quarter is generally our best quarter, we continue to expect a strong performance. Our largest business -- brokerage, is "on track," as are all other business segments. The only areas we may see this slowing is in investment sales and possibly in mortgage originations, and as I mentioned earlier, we anticipate the slowing to be temporary. Overall, business has been very good, and as we plan for 1999, we anticipate continuing strong year-to-year results.
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CB Richard Ellis is the strongest firm in the industry in terms of both performance and market positioning, and we're very confident as to our future!

Now, I'd like to speak to the negative perceptions we've sensed in the investment community --

CYCLICALITY IN BROKERAGE
------------------------

While there's some cyclicality in activity levels, and, therefore, in brokerage, it is rarely broadly based and tends to be mitigated by geographic spread and revenues from nonbrokerage operations. Only in national or global recessionary periods have we seen broad-based activity slowdowns, and even those are mitigated by market position. Let me cite an example of this in terms of historical perspective. We've tracked our brokerage revenues over a 22-year period -- 1973 through 1994 -- and as you know, that period included two recessions, a depression, and a tax act (1986) that structurally changed the industry. Our revenues during those periods reacted as follows --

     1974/75 Recession            1981/82 Recession

     1974 + 12.2%                 1981 + 18.8%
     1975 - 7.6%                  1982 - 6.4%
     1976 + 29.9%                 1983 +41.6%


     1986 Tax Act                 1990/91 Depression

     1986 + 8.8%                  1990 - 5.9%
     1987 - 2.3%                  1991 - 21.2%
     1988 + 19.6%                 1992 + 6.0%

Most economists are not forecasting national recession in 1999, simply slower growth, but if recession comes, we should experience relatively minor damage -- particularly since we've further spread our geographic coverage through international expansion, and lessened the dominance of brokerage revenues through the broadening of service lines over the last few years.

We look at our brokerage business as a strength, not a weakness!

MORTGAGE MARKETS AND INVESTMENT SALES UNCERTAINTIES
---------------------------------------------------

While there is disruption in the capital markets, and particularly in the Commercial Mortgage-Backed Securities (CMBS) conduit lending sector, private mortgage markets remain liquid. Insurance lenders and other sources have taken the lead in covering the short term CMBS conduit withdrawals. We've been in the commercial mortgage origination and servicing businesses since 1935, and the bulk of our activity is classic insurance company correspondency lending. We take no balance sheet risk in this business so the volatility of spreads over treasuries is not a factor in our profitability.

As discussed earlier, we do anticipate some slowing in the investment sales sector -- primarily in the larger asset and portfolio transactions, and as downward repricing becomes accepted, the slowing should be mitigated. Demand for investment-grade assets remains strong and there will be substantial volume as the market clears.

We look to 1999 as a good year in the private mortgage markets. You should know that 1998 year to date has exceeded all expectations in this business, and September 1998 was our mortgage business's best month ever!
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EXCESSIVE LEVERAGE
------------------

As we've moved decisively to become the leading consolidator in the commercial real estate services business, we've been actively accelerating achievement of our strategic vision through acquisitions. In completing more than ten acquisitions since our IPO in November 1996 (all of which were accretive to EBITDA), we've taken on approximately $250 million in increased debt, both senior and subordinated tranches. We're essentially through with major acquisitions, since our worldwide network is now in place, and the Company's intent is to use its cash flow to reduce current debt levels.

In terms of servicing existing debt levels, we're estimating EBITDA for 1998 substantially exceeding prior year levels, and a 4-5 to 1 interest coverage ratio is indicated, a comfortable range in any scenario. We expect to reduce debt by more than $25 million by the end of 1998, and by another $75 million+ by the end of 1999.

Your senior management team is experienced, and used to dealing with leverage, and while we intend to be cautious in these times of uncertainty, we are comfortable with our debt servicing capability. As our stock regains its rational value, our debt to capitalization levels will be under the 25% level.

A 1999 RECESSION/LIQUIDITY CRISIS
---------------------------------

While we may talk ourselves into a worldwide recession in 1999 --the "Sam Donaldson effect," the fundamentals simply aren't there, particularly in the commercial real estate sector. Think about the current facts --

  *  U. S. inflation remains low
  *  Interest rates are low and softening
  * Vacancy rates in commercial space are at 10+ year lows, and demand still exceeds supply in most property types
  * New construction is filling some demand, but no significant overbuilding is evident in the markets.

The U. S. economy is still healthy, and although GDP growth may be slower in 1999, there is only low probability logic for a recession or long-term activity slowdown in the commercial real estate business. We can implement a contingency plan with significant cost reduction measures, if necessary, but we are not planning for a national recession, and the fundamentals for such a conclusion simply aren't there.

Thanks for listening!

Best regards,

/s/ Jim

James J. Didion
Chairman and CEO